Exhibit 23.3

17506 Colima Road, Suite 101, Rowland Heights, CA 91748 Tel: +1 (626) 581-0818 Fax: +1 (626) 581-0809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VIWO Technology Inc.

We hereby consent to the incorporation by reference of our report, dated January 6, 2025, in the Registration Statement on Form S-4, relating to the consolidated financial statements of VIWO Technology Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

May 2, 2025